Filed Pursuant to Rule 424(b)(3)
Registration No. 333-281669
PROSPECTUS
2,249,650 Ordinary Shares

This prospectus relates to the resale, from time to time, of 2,249,650 ordinary shares of Diversified Energy Company PLC (the “Company,” “DEC,” “we,” “us,” or “our company”) by the selling shareholder identified herein, originally issued in a private placement in connection with our acquisition of certain natural gas properties and related facilities, which closed on August 15, 2024 (the “Acquisition”). We are registering the securities for resale pursuant to the selling shareholder’s registration rights under that certain registration rights agreement between us and the selling shareholder, entered into in connection with the Acquisition.
The selling shareholder may sell its shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling shareholder.
We are not offering any ordinary shares for sale under this prospectus, and we will not receive any proceeds from the sale of the ordinary shares by the selling shareholder.
Our ordinary shares trade on the New York Stock Exchange (“NYSE”) under the symbol “DEC.” On August 19, 2024, the last reported sale price of our ordinary shares on the NYSE was $13.31 per ordinary share. Our ordinary shares are also admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and are admitted to trading on the Main Market of the London Stock Exchange (“LSE”), under the symbol “DEC.” On August 19, 2024, the last reported sale price of our ordinary shares on the LSE was £10.34 per ordinary share (equivalent to $13.44 per ordinary share based on an assumed exchange rate of £1.00 to $1.30).
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, are subject to reduced public company disclosure requirements. See the subsection titled “Prospectus Summary—Implications of Being a Foreign Private Issuer” on page 3 for additional information.

Investing in our ordinary shares involves risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
September 11, 2024

For investors outside the United States: Neither we nor the selling shareholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus outside the United States.
Neither we nor the selling shareholder has authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the selling shareholder takes responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the selling shareholder is making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only, regardless of the time of delivery of this prospectus or the sale of ordinary shares. Our business, financial condition, results of operations and prospects may have changed since such dates.
Notice to Investors
This document is not a prospectus for the purposes of the UK version of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”) and has not been reviewed and/or approved by the United Kingdom Financial Conduct Authority or any other regulatory authority in the United Kingdom.
No ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the United Kingdom Financial Conduct Authority, except that the ordinary shares may be offered to the public in the United Kingdom at any time:
a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
i

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Company for any such offer; or

c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act, 2000, as amended (“FSMA”), provided that no such offer of the shares shall require the Company to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares.
In addition, in the United Kingdom, this document is for distribution only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
ii

COMMONLY USED DEFINED TERMS
The following are abbreviations and definitions of certain terms used in this document:
“2017 Equity Incentive Plan.” The Diversified Gas & Oil plc 2017 Equity Incentive Plan, dated January 30, 2017, as amended and restated on March 29, 2021.
“Credit Facility.” The revolving credit facility under that certain Amended, Restated and Consolidated Revolving Credit Agreement, dated December 7, 2018, among Diversified Gas & Oil Corporation, as borrower, KeyBank National Association, as administrative agent and issuing bank, Keybanc Capital Markets, as sole lead arranger and sole book runner and the lenders party thereto.
“Drilling.” means any activity related to drilling pad make-ready costs, rig mobilization and creating a wellbore in order to facilitate the ultimate production of hydrocarbons.
“NGL or NGLs.” Natural gas liquids, such as ethane, propane, butane and natural gasoline that are extracted from natural gas production streams.
“Oil.” Includes crude oil and condensate.
“Wellbore” or “well.” The hole drilled by the bit that is equipped for natural gas, NGLs or oil production on a completed well. Also called a well or borehole.
“Working interest.” The right granted to the lessee of a property to explore for and to produce and own natural gas, NGLs, oil or other minerals. The working interest owners bear the exploration, development and operating costs on either a cash, penalty or carried basis.
Unless another date is specified or the context otherwise requires, all acreage, well count and hedging data presented in this prospectus is as of June 30, 2024, and all reserve-related information is as of December 31, 2023.
ABOUT THIS PROSPECTUS
Except where the context otherwise requires or where otherwise indicated, the terms “Diversified Energy,” the “Company,” the “Group,” “DEC,” “we,” “us,” “our company” and “our business” refer to Diversified Energy Company PLC, together with its consolidated subsidiaries.
For the convenience of the reader, in this prospectus, unless otherwise indicated, translations from pound sterling into U.S. dollars were made at the rate of £1.00 to $1.2906, which was the noon buying rate of the Federal Reserve Bank of New York on August 19, 2024. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of pound sterling at the dates indicated or any other date.
PRESENTATION OF FINANCIAL INFORMATION
This prospectus incorporates by reference our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 included in our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as our unaudited interim condensed consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 included in our report on Form 6-K furnished to the SEC on August 15, 2024, which have been prepared in accordance with IFRS, as issued by the IASB, which differ in certain significant respects from generally accepted accounting principles in the United States (“U.S. GAAP”). None of our financial statements were prepared in accordance with U.S. GAAP.
Our financial information is presented in U.S. dollars. Our fiscal year begins on January 1 and ends on December 31 of the same year.
All references in this prospectus to “$” mean U.S. dollars and all references to “£” mean pound sterling. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
MARKET AND INDUSTRY DATA
We obtained the industry, market and competitive position data included or incorporated by reference herein from our own internal estimates, surveys and research, as well as from publicly available information, industry and general publications and research, surveys and studies.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” found elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.
TRADEMARKS AND TRADE NAMES
We have proprietary rights to trademarks used in this prospectus or in the documents we incorporate by reference that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus or in the documents we incorporate by reference may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus or in the documents incorporated by reference is the property of its respective holder.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our ordinary shares. You should read the entire prospectus, including the information incorporated by reference herein, carefully, including the section titled “Risk Factors” included in this prospectus and our consolidated financial statements and related notes incorporated by reference herein before making an investment decision. Some of the statements in this summary constitute forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.” We have provided definitions for certain natural gas and oil terms used in this prospectus in the section titled “Commonly Used Defined Terms” beginning on page 1 of this prospectus.
Diversified Energy Company PLC
We are a leading independent energy company focused on natural gas and liquids production, transportation, marketing and well retirement, primarily located within the Appalachian and Central regions of the United States. Our strategy is to acquire existing long-life assets and to make investments in those assets to improve environmental and operational performance under a modern field management philosophy and stewardship-based approach to generate cash flows and maximize shareholder returns. Our target assets are characterized by multi-decade production profiles and low decline rates, and we place a particular focus on assets whose value we believe can be enhanced by scale and vertical integration through complementary midstream infrastructure or by our operational and marketing framework.
Summary of Risks Related to our Business
Investing in our ordinary shares involves risks. You should carefully consider the risks described in the section titled “Risk Factors” in this prospectus and in our SEC filings that are incorporated by reference herein, before making a decision to invest in our ordinary shares.
Corporate Information
We were incorporated as a public limited company with the legal name Diversified Gas & Oil plc under the laws of the United Kingdom on July 31, 2014 with the company number 09156132. On May 6, 2021, we changed our company name to Diversified Energy Company PLC.
Our registered office is located at 4th Floor Phoenix House, 1 Station Hill, Reading, Berkshire United Kingdom, RG1 1NB. In February 2017, our shares were admitted to trading on the Alternative Investment Market of the London Stock Exchange (“LSE”) under the ticker “DGOC.” In May 2020, our shares were admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and to trading on the Main Market of the LSE. With the change in corporate name in 2021, our shares listed on the LSE began trading under the new ticker “DEC.” In December 2023, our shares were admitted to trading on the New York Stock Exchange (“NYSE”) under the ticker “DEC.”
Our principal executive offices are located at 1600 Corporate Drive, Birmingham, Alabama 35242, and our telephone number at that location is +1 (205) 408-0909. Our website address is www.div.energy. The information contained on, or that can be accessed from, our website does not form part of this prospectus. We have included our website address solely as an inactive textual reference.
Implications of Being a Foreign Private Issuer
Our status as a foreign private issuer exempts us from compliance with certain laws and regulations of the SEC and certain regulations of the NYSE. Consequently, we are not subject to all of the disclosure requirements applicable to U.S. public companies. For example, we are exempt from certain rules under the U.S. Securities and Exchange Act of 1934, as amended (“Exchange Act”), that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our executive officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD (Fair Disclosure) of the Exchange Act, aimed at preventing issuers from making selective disclosures of material information.
We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. In order to maintain our current status as a foreign private issuer, either a majority of our outstanding voting securities must be directly or indirectly held of record by non-residents of the United States, or, if a majority of our outstanding voting securities are directly or indirectly held of record by residents of the United States, a majority of our executive officers or directors may not be United States citizens or residents, more than 50% of our assets cannot be located in the United States and our business must be administered principally outside the United States.
We have taken advantage of certain of these reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in the United States in which you may hold equity securities.

THE OFFERING
Ordinary shares offered by selling shareholder
2,249,650 ordinary shares.
Ordinary shares outstanding
49,554,829 ordinary shares.
Use of proceeds
The selling shareholder will receive all of the proceeds from the sale of any ordinary shares sold pursuant to this prospectus. We will not receive any proceeds from the sale of any ordinary shares by selling shareholder. See “Use of Proceeds.”
Risk factors
See the section titled “Risk Factors” and other information included in this prospectus or incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.
Listing trading symbol
Our ordinary shares are listed on the NYSE and the LSE under the symbol “DEC.”
The number of our ordinary shares to be outstanding immediately after this offering is based on 47,305,179 ordinary shares outstanding as of June 30, 2024, and excludes:
• ordinary shares issuable upon the exercise of options outstanding under our 2017 Equity Incentive Plan as of June 30, 2024 at a weighted-average exercise price of £17.37 ($21.97) per share; and
• ordinary shares reserved for future issuance under our 2017 Equity Incentive Plan as of June 30, 2024.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference in this prospectus, including the section titled “Special Note Regarding Forward-Looking Statements” including in this prospectus, and the sections titled “Strategic Report—Risk Factors” and our audited consolidated financial statements and related notes included in our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024, and our unaudited interim consolidated financial statements and related notes included in our report on Form 6-K furnished to the SEC on August 15, 2024, which are each incorporated by reference herein, before deciding to invest in our ordinary shares. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks or additional risks and uncertainties that are currently immaterial or unknown. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.
The price of our ordinary shares may be volatile and may fluctuate due to factors beyond our control.
The market price of our ordinary shares may fluctuate significantly due to a variety of factors, including:
•	operating results that vary from our financial guidance or the expectations of securities analysts and investors;
•	changes in natural gas, NGL or oil prices;
•	the operating and securities price performance of companies that investors consider to be comparable to us;
•	announcements of strategic developments, acquisitions and other material events by us or our competitors;
•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;
•	initial issuance of new or updated research or reports by securities analysts;
•	changes in government regulations;
•	financing or other corporate transactions;
•	the loss of any of our key personnel;
•	sales of our ordinary shares by us, our executive officers and board members or our shareholders in the future, or the perception that such sales may occur;
•	speculation in the press or investment community;
•	domestic and international economic, geopolitical, and legal factors unrelated to our performance;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and
•	other events and factors, many of which are beyond our control.
These and other market and industry factors may cause the market price and demand for our ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ordinary shares and may otherwise negatively affect the liquidity of our ordinary shares. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of the holders of our ordinary shares were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business. Any adverse determination in litigation could also subject us to significant liabilities.

The dual listing of our ordinary shares may adversely affect the liquidity and value of our ordinary shares.
Our ordinary shares trade on the NYSE and the Main Market of the LSE. We cannot predict the effect of this dual listing on the value of our ordinary shares, including the extent to which an active market for our ordinary shares in the United States or the United Kingdom will be sustained. However, the dual listing of our ordinary shares may dilute trading liquidity in one or both markets and may adversely affect the further development of an active trading market for our ordinary shares in the United States.
Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could adversely affect the price of our ordinary shares.
Future sales of a substantial number of our ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ordinary shares. We are registering for resale an aggregate of 2,249,650 ordinary shares held by the selling shareholder. Our ordinary shares sold in this offering may be resold in the public market immediately without restriction. If shareholders sell substantial amounts of ordinary shares in the public market, or the market perceives that such sales may occur, the market price of our ordinary shares in the future could be adversely affected. We cannot predict if and when the selling shareholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or other equity or debt securities convertible into ordinary shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.
There is no guarantee that we will continue to pay dividends on our ordinary shares in the future.
This decision of our board of directors to recommend and our ability to pay dividends is dependent upon our performance and financial condition, cash requirements, future prospects, commodity prices, compliance with the financial covenants and restrictions under the terms of certain of our credit facilities, profits available for distribution and other factors deemed to be relevant at the time and on the continued health of the markets in which we operate. Further, as a company listed on both the NYSE and the LSE, while our board of directors' evaluation of our ability or need to pay dividends will primarily remain a question of the foregoing factors, it will also take into account the performance of our ordinary shares, including relative to our peer group. There can be no guarantee that we will continue to pay dividends in the future on our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not guarantees of performance. We have based forward-looking statements in this prospectus on our current expectations and beliefs about future developments and their potential effect on us.
These statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about this offering, including the Company’s future plans, expectations, objectives for the Company’s operations, including statements about strategy, synergies, expansion projects, acquisitions and divestitures, future operations; sustainability-related goals, strategies and initiatives, including, among others, those relating our diversity representation targets, reducing methane and greenhouse gas emissions (“GHG”), including our Scope 1 and Scope 2 or net zero goals, environmental management, waste management, safety and asset integrity, health and safety, and community investment and engagement; our plans to achieve our sustainability-related goals and to monitor and report progress; sustainability-related engagement, commitments, and disclosure; and other related items. While this prospectus and the information incorporated by reference herein describe potential future events and matters that may be significant, and with respect to which we may even use the word “material” or “materiality,” the potential significance of these events and matters should not be read as equating to “materiality” as the concept is used in connection with our required disclosures made in response to SEC and exchange rules and regulations.
Any forward-looking statement made by us in this prospectus or incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Moreover, while this prospectus provides information on several sustainability-related topics, including goals and ambitions, there are inherent uncertainties in providing such information, due to the complexity and novelty of many methodologies established for collecting, measuring, and analyzing sustainability-related data. While we anticipate continuing to monitor and report on certain sustainability-related information, we cannot guarantee that such data will be consistent year-to-year, as methodologies and expectations continue to evolve. Additionally, some of the data provided in this prospectus may be estimated or reliant on estimated information, which is inherently imprecise, and we cannot guarantee that estimates are identified as such in every instance. Furthermore, there are sources of uncertainty and limitations that exist that are beyond our control and could impact our plans and timelines, including the reliance on technological and regulatory advancements and market participants’ behaviors and preferences. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law. In some cases, the information in this prospectus is prepared, or based on information prepared, by government agencies or third-party vendors and consultants and is not independently verified by the Company. Furthermore, unless explicitly noted in each instance where it occurs, the relevant sustainability-related data provided in this prospectus has not been audited or subject to any third-party assurance process. This data should not be interpreted as any form of guarantee or assurance of accuracy, future results or trends, and we make no representation or warranty as to third-party information.
These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in this prospectus are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and present expectations or projections. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Known material factors that could cause actual results to differ from those expressed in or implied by forward-looking statements contained in this prospectus or incorporated by reference herein are described under “Risk Factors” and in other sections of this prospectus, and in the section titled “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024, which is incorporated by reference herein. Such factors include, but are not limited to:
•
declines in, the sustained depression of, or increased volatility in the prices we receive for our natural gas, oil and NGLs, or increases in the differential between index natural gas, oil and NGL prices and prices received;

•	operating risks, including, but not limited to, risks related to properties where we do not serve as the operator;
•
the adequacy of our capital resources and liquidity, including, but not limited to, access to additional borrowing capacity under our Credit Facility and the ability to obtain future financing on commercially reasonable terms or at all;

•	the effects of and changes in government regulation, permitting and other legal requirements, including, but not limited to, new legislation;
•	laws and regulations relating to climate change and GHG emissions and physical risks associated with climate change;
•
increasing attention to sustainability matters and conservation measures and risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits, risks that the Company may face regarding potentially conflicting anti-environmental, social and governance (“ESG”) initiatives from certain U.S. state or other governments, which could lead to increased litigation risk from private parties and governmental authorities or regulatory bodies related to our sustainability efforts);

•	potential liability resulting from pending or future litigation, government investigations and other proceedings;
•
the effects of environmental, natural gas, oil and NGL related and occupational health and safety laws and regulations, including, but not limited to delays, curtailment or cessation of operations or exposure to material costs and liabilities;

•
difficult and adverse conditions in the domestic and global capital and credit markets and economies, including effects of diseases, political instability, including but not limited to instability related to the military conflict in Ukraine and in Israel and surrounding countries, and pricing and production decisions;

•	the concentration of our operations in the Appalachian Basin, the Barnett Shale, the Cotton Valley Formation, the Haynesville Shale of the United States and the Mid-Continent producing region;
•	potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity price risks;
•	the failure by counterparties to our derivative risk management activities to perform their obligations;
•	shortages of oilfield equipment, supplies, services and qualified personnel and increased costs for such equipment, supplies, services and personnel;
•
access to pipelines, storage platforms, shipping vessels and other means of transporting and storing and refining gas and oil, including without limitation, changes in availability of, and access to, pipeline usage;

•	risks and liabilities associated with acquired properties, including, but not limited to, the assets acquired in our most recent acquisitions and future acquisitions;
•	uncertainties about the estimated quantities of our natural gas, oil and NGL reserves;
•	uncertainties about our ability to replace reserves;

•	our hedging strategy;
•	competition in the natural gas, oil and NGL industry;
•	our substantial existing indebtedness; and
•	risks related to and the effects of actual or anticipated pandemics such as the COVID-19 pandemic.
Reserve engineering is a process of estimating underground accumulations of natural gas, oil and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve and PV-10 estimates may differ significantly from the quantities of natural gas, oil and NGLs that are ultimately recovered.
You should refer to the section titled “Risk Factors” of this prospectus for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
The selling shareholder will receive all of the proceeds from any sales of our ordinary shares offered by this prospectus. We will not receive any of the proceeds from the sale of our ordinary shares offered hereby.

SELLING SHAREHOLDER
We have prepared this prospectus to allow the selling shareholder to offer and sell from time to time up to 2,249,650 ordinary shares issued to the selling shareholder in connection with the Acquisition. The following table sets forth (i) the name of the selling shareholder and (ii) the number of ordinary shares beneficially owned by the selling shareholder.
The information set forth in the table below is based upon information obtained from the selling shareholder as of August 8, 2024. Except as indicated by footnote, to our knowledge, the person named in the table below has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it. Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned after the offering is based on 47,305,179 ordinary shares outstanding as of June 30, 2024 and 2,249,650 ordinary shares offered hereby.
Selling Shareholder	Number of Ordinary Shares Owned Prior to the Offering	Percentage of Ordinary Shares Owned Prior to the Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After the Offering	Percentage of Ordinary Shares Owned After the Offering
Crescent Pass Energy Holdings, LLC(1)	2,249,650	4.54%	2,249,650	—	—
(1)
The ordinary shares are held by GTU Ops in its capacity as nominee for Computershare Trust Company N.A. (the “Depositary”), as the depositary and issuer of depositary receipts, acting under the terms of a DR agreement dated 11 December 2023. The Depositary has issued depositary receipts in certificated form in respect of the underlying entitlement to Ordinary Shares on a one for one basis to Crescent Pass Energy Holdings, LLC.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following is a description of the material terms of the registrant's articles of association (the “Articles of Association”). The following description may not contain all of the information that is important to you, and we therefore refer you to our Articles of Association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.
General
We were incorporated as a public limited company with the legal name Diversified Gas & Oil plc under the laws of the United Kingdom on July 31, 2014 with the company number 09156132. On May 6, 2021, we changed our company name to Diversified Energy Company PLC. Our registered office is 4th Floor Phoenix House, 1 Station Hill, Reading, Berkshire, United Kingdom, RG1 1NB. The principal legislation under which we operate and our shares are issued is the Companies Act 2006.
As of June 30, 2024, our issued share capital amounted to approximately £9.5 million, represented by 47,305,179 ordinary shares with a nominal value of £0.20 per share. All issued ordinary shares are fully paid.
As of June 30, 2024, there were approximately 432 holders of record of our ordinary shares, which does not include beneficial owners holding our securities through nominee names.
Ordinary Shares
The following summarizes the rights to which holders of our ordinary shares are entitled pursuant to the Articles of Association:
•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;
•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and
•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our board of directors and declared by our shareholders.
Registered Shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under UK law, the ordinary shares are deemed to be issued when a person acquires the unconditional right to be included in the Company's register of members in respect of the shares. The share register is therefore prima facie evidence of the identity of our shareholders and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services PLC.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect the ordinary shares being sold in this offering. We are also required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:
•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of shareholders; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on whose shares we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights
UK law generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for a company’s articles of association, or shareholders in general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution. In either case, this exclusion would need to be renewed by the company’s shareholders upon its expiration (i.e., at least every five years).
On May 10, 2024, our shareholders approved the exclusion of preemptive rights, for an aggregate nominal value of up to £1,902,736, representing not more than 20% of the issued share capital as at April 9, 2024, subject to certain conditions, with such authority expiring at the conclusion of our next annual general meeting or, if earlier, June 30, 2025. Such exclusion will need to be renewed upon expiration (i.e., on the conclusion of our next annual general meeting or, if earlier, June 30, 2025) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
Options
As of December 31, 2023, there were options to purchase 221,000 ordinary shares outstanding with a weighted-average exercise price of £19.02 ($23.66) per share, and as of June 30, 2024, there were options to purchase 162,108 ordinary shares outstanding with a weighted-average exercise price of £17.37 ($21.97) per share. These options lapse after ten years from the date of the grant.
Articles of Association
Shares and Rights Attaching to Them
Objects
The objects of our Company are unrestricted.
Rights Attached to Shares
Subject to the Companies Act 2006 and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board of directors may decide.
Voting Rights
Subject to the provisions of the Companies Act 2006 and any restrictions imposed in the Articles of Association and any rights or restrictions attached to any class of shares of our share capital, on a resolution, on a show of hands:
•	every shareholder present in person shall have one vote;
•
each proxy present who has been duly appointed by one or more shareholders entitled to vote on the resolution has one vote unless the proxy has been appointed by more than one shareholder entitled to vote on the resolution in which case: (i) where the proxy has been instructed by one or more of such shareholders to vote for the resolution and by one or more of such shareholders to vote against the resolution the proxy has one vote for and one vote against the resolution; or (ii) where the proxy has been instructed by, or exercises his discretion given by, one or more of those shareholders to vote for the resolution and has been instructed by, or exercises his discretion given by, one or more other of those shareholders to vote against it, a proxy has one vote for and one vote against the resolution; and

•
each person authorized by a corporation to exercise voting powers on behalf of the corporation is entitled to exercise the same voting powers as the corporation would be entitled to unless a corporation authorizes more than one person, in which case: (i) if more than one person authorized by the same corporation purport to exercise the power to vote on a show of hands in respect of the same shares in the Company and exercise the power in the same way as each other, the power is treated as exercised in that way; or (ii) if more than one person authorized by the same corporation purports to exercise the power to vote on a show of hands in respect of the same shares in the Company, and they do not exercise the power in the same way as each other, the power is treated as not exercised.

Subject to the provisions of the Companies Act 2006 and any restrictions imposed by the Articles of Association and any rights or restrictions attached to any class of shares of our share capital, on a vote on a resolution on a poll, every shareholder present shall have one vote for every ordinary share in our share capital held by him or his appointee, or and if entitled to more than one vote need not, if he votes, use all his votes or cast all his votes in the same way.
For so long as any shares are held in a settlement system operated by DTC and a DTC Depositary holds legal title to shares in our capital for DTC, any resolution put to the vote of a general meeting must be decided on a poll. Subject to the foregoing, at a general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:
•	the chairman of the meeting;
•	at least five shareholders present in person or by proxy having the right to vote on the resolution; or
•
a shareholder or shareholders present in person or by proxy representing in aggregate not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

•
a shareholder or shareholders present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares), and a demand for a poll by a person as proxy for a shareholder shall be as valid as if the demand were made by the shareholder himself.
Restrictions on Voting
Subject to the board of directors’ ability to decide otherwise, no shareholder shall be entitled to be present or to be counted in the quorum or vote, either in person or by proxy, at any general meeting or at any separate class meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by the shareholders in relation to the meeting or poll, unless all calls or other monies due and payable in respect of the shareholder’s shares have been paid up.
The board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 clear days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on their shares.
If a shareholder or a person appearing to be interested in shares held by that shareholder has been issued with a notice under section 793 of the Companies Act 2006 (“Section 793 Notice”) by the Company and has failed in relation to those shares (“Default Shares” which expression includes any shares issued after the date of such notice in right of those shares) to respond to the Section 793 Notice by not providing the information required within 14 days following the date of service of the notice, the shareholder holding the Default Shares shall not be entitled in respect of the Default Shares to be present or to vote (either in person or representative or proxy) at a general meeting or a separate meeting of the holders of the same class of shares, or on a poll or to exercise other rights conferred by virtue of being a shareholder of the Company. For additional information permissible actions by the Company’s directors with respect to Default Shares, see below under the subsection titled “—Other UK Law Considerations—Disclosure of Interest in Shares.” The restriction on voting shall cease to apply: (i) if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or (ii) at the end of the period of seven days (or such shorter period as the board of directors may determine) following receipt by the Company of the information required by the Section 793 Notice and the board of directors being fully satisfied that such information is full and complete; provided, however, the board of directors may waive these restrictions, in whole or in part, at any time.
Dividends
The Company may, by ordinary resolution, declare a dividend to be paid to the shareholders, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board of directors.
The board of directors may pay such interim dividends as appear to the board of directors to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board of directors whenever the financial position of the Company, in the opinion of the board of directors, justifies its payment. If the board of directors acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having nonpreferred or deferred rights.
No dividend will be payable except out of profits of the Company available for distribution in accordance with the provisions of the Companies Act 2006, or in excess of the amount recommended by the board of directors. If, in the opinion of the board of directors, the profit of the Company justifies such payments, the board of directors may: (i) pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for payment; and (ii) pay interim dividends of such amounts and on such dates as it thinks fit.
Subject to the provisions of the Companies Act 2006 and except as otherwise provided by our Articles of Association or by the rights or privileges attached to any shares carrying a preferential or special rights to dividends, Company profits will be used to pay dividends on shares and all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid pro rata according to the amounts paid up on the shares during any part of the period in respect of which the dividend is paid.
No dividend or other monies payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed or retained in accordance with our Articles of Association after a period of 12 years from the date such dividend became due for payment will be forfeited and revert to us. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.
Dividends may be declared or paid in any currency. The board of directors may agree with any shareholder that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.
Upon the recommendation of the board of directors and with the sanction of an ordinary resolution of the Company, all or any part of the dividend can be paid by the distribution of specific assets and the board of directors must give effect to such ordinary resolution. With the sanction of an ordinary resolution of the Company, the board of directors may offer any holders of ordinary shares the right to elect to receive in lieu of a dividend an allotment of ordinary shares credited as fully paid up, instead of or part of a cash dividend, subject to such exclusions or arrangements as the board of directors may deem necessary or expedient.
Change of Control
There is no specific provision in the Articles of Association that would have the effect of delaying, deferring or preventing a change of control.
Distributions on Winding Up
If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Companies Act 2006:
•
divide among the shareholders in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be earned out as between the shareholders or different classes of shareholders; or

•
vest the whole or any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator, with the like sanction, shall think fit but no shareholder shall be compelled to accept any assets upon which there is any liability.

Variation of Rights
Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares. The Companies Act 2006 provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.
Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares.
Alteration to Share Capital
We may, by ordinary resolution of shareholders, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares, or sub-divide our shares or any of them into shares of a smaller nominal value. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital or any capital redemption reserve or any share premium account in any manner authorized by the Companies Act 2006. We may redeem or purchase all or any of our shares as described in the subsection titled “—Other UK Law Considerations—Purchase of Own Shares.”
Preemption Rights
In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in the subsection titled “-Preemptive Rights” above and the subsection titled “—Differences in Corporate Law—Preemptive Rights” below.
Transfer of Shares
Subject to the restrictions in the Articles of Association, a shareholder may transfer all or any of his shares in any manner which is permitted by the Companies Act 2006 and is from time to time approved by the board of directors.
An instrument of transfer of a certificated share may be in any usual form or in any other form which the board of directors may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.
The board of directors may, in its absolute discretion refuse to register any instrument of transfer of a certificated share:
•
which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the United Kingdom Financial Conduct Authority, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

•	on which the Company has a lien.
The board of directors may also refuse to register any instrument of transfer of a certificated share unless it is:
•	left at the office, or at such other place as the board of directors may decide, for registration;
•
accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board of directors may reasonably require to prove the title of the intending transferor or his right to transfer the shares; and

•	in respect of only one class of shares.
All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board of directors refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.
Shareholder Meetings
Annual General Meetings
In accordance with the Companies Act 2006, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board of directors sees fit, subject to the requirements of the Companies Act 2006, as described in the subsections titled “—Differences in Corporate Law—Annual General Meeting” and “—Differences in Corporate Law—Notice of General Meetings” below.
Notice of General Meetings
The arrangements for the calling of general meetings are described in the subsection titled “—Differences in Corporate Law—Notice of General Meetings” below.
Quorum of General Meetings
No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes. If within 15 minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned for ten clear days (or, if that day is a Saturday, a Sunday or a holiday, to the next working day) and at the same time and place, or electronic platform, as the original meeting, or, subject to Article 36.4 of our Articles of Association and the Companies Act 2006, to such other day, and at such other time and place, or electronic platform, as the board of directors may decide. If at an adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.
Class Meetings
The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:
•
the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury);

•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him; and
•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.
Directors
Number of Directors
The board of directors (other than alternate directors) shall not, unless otherwise determined by an ordinary resolution of the Company, be less than two nor more than 15 in number.
Appointment of Directors
The Company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with our Articles of Association.
No person (other than a director retiring in accordance with our Articles of Association) shall be elected or re-elected a director at any general meeting unless:
•	he is recommended by the board of directors; or
•
not less than 14 nor more than 42 days before the date appointed for the meeting there has been given to the Company, by a shareholder (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the election of that person, stating the particulars which would, if he were so elected, be required to be included in the Company’s register of directors and a notice executed by that person of his willingness to be elected.

Every resolution of a general meeting for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.
At each annual general meeting every director shall retire from office. A retiring director shall be eligible for re-election, and a director who is re-elected will be treated as continuing in office without a break.
A retiring director who is not re-elected shall retain office until the close of the meeting at which he retires.
If the Company, at any meeting at which a director retires in accordance with our Articles of Association, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-elected, unless at the meeting a resolution is passed not to fill the vacancy or to elect another person in his place or unless the resolution to re-elect him is put to the meeting and lost.
Directors’ Interests
If a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company, he must declare the nature and extent of that interest to the other directors. Where a director is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company, he must declare the nature and extent of his interest to the other directors, unless the interest has already been declared.
Subject to the Companies Act 2006 and to declaring his interest in accordance with the Articles of Association, a director may:
•
enter into or be interested in any transaction or arrangement with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

•
hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Companies Act 2006) and upon such terms as the board of directors may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board of directors may decide, either in addition to or in lieu of any remuneration under any other provision of our Articles of Association;

•	act by himself or his firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if he were not a director;
•
be or become a shareholder or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The board of directors may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favor of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

•
be or become a director of any other company in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of his appointment as a director of that other company.

A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under the Articles of Association) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which he has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:
•	any transaction or arrangement in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;
•	the giving of any guarantee, security or indemnity in respect of:
•	money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or
•
a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

•	indemnification (including loans made in connection with it) by the Company in relation to the performance of his duties on behalf of the Company or of any of its subsidiary undertakings;
•
any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub underwriter;

•
any transaction or arrangement concerning any other company in which he does not hold, directly or indirectly as shareholder, or through his direct or indirect holdings of financial instruments (within the meaning of Chapter 5 of the Disclosure Guidance and Transparency Rules of the United Kingdom Financial Conduct Authority) voting rights representing 1% or more of any class of shares in the capital of that company;

•
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

•	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.
If any question arises at any meeting as to whether an interest of a director (other than the chairman of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board of directors (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman of the meeting, so far as known to him, has not been fairly disclosed.
Directors’ Fees and Remuneration
The directors shall be paid such fees not exceeding in aggregate £1,055,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the board of directors may decide, to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any such fee payable shall be distinct from any remuneration or other amounts payable to a director under other provisions of our Articles of Association and shall accrue from day to day.
The board of directors may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board of directors may decide in addition to any remuneration payable under or pursuant to any other provision of our Articles of Association.
A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the board of directors, a director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.
The board of directors may exercise all the powers of the Company to:
•
pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependents of any such person. For that purpose, the board of directors may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

•
establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

•
support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependents or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

Borrowing Powers
The board of directors may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge all or any part of its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. There is no requirement on the directors to restrict the borrowing of the Company or any of its subsidiary undertakings.
Indemnity
As far as the Companies Act 2006 allows, the Company may:
(i)	indemnify any director of the Company (or of an associated body corporate) against any liability;
(ii)
indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme;

(iii)	purchase and maintain insurance against any liability for any director referred to in paragraph (i) or (ii) above; and
(iv)
provide any director referred to in paragraphs (i) or (ii) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure), the powers given by the Articles of Association shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief.

Other UK Law Considerations
Notification of Voting Rights
A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to the equity shares (commercial companies) category of the Official List of the United Kingdom Financial Conduct Authority and to trading on the Main Market of the LSE is required pursuant to Rule 5 of the Disclosure Guidance and Transparency Rules of the United Kingdom Financial Conduct Authority to notify us of the percentage of his voting rights if the percentage of voting rights that he holds as a shareholder or through his direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments.
Mandatory Purchases and Acquisitions
Pursuant to Sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.
Sell Out
The Companies Act 2006 also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares.
Under our Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question or the default shares within the prescribed period, the directors may by notice direct that:
•
in respect of the default shares, the relevant shareholder shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the default shares;

•
where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or

(ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder himself is not in default and the shareholder proves to the satisfaction of the board that no person in default as regards supplying such information is interested in any of the default shares); and/or
•
any shares held by the relevant shareholder in uncertificated form shall be converted into certificated form and that shareholder shall not after that be entitled to convert all or any shares held by him into uncertificated form (unless the shareholder himself is not in default as regards supplying the information required and the shareholder proves to the satisfaction of the board that, after due and careful inquiry, the shareholder is satisfied that none of the shares he is proposing to convert into uncertificated form is a default share).

Purchase of Own Shares
Under UK law, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:
•	specify the maximum number of shares authorized to be acquired;
•	determine the maximum and minimum prices that may be paid for the shares; and
•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
We may purchase our own fully paid shares other than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under UK law.
It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:
•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.
City Code on Takeovers and Mergers
As a public company incorporated in the United Kingdom with our registered office in the United Kingdom and whose shares are admitted to the premium segment of the Official List of the United Kingdom Financial Conduct Authority and to trading on the Main Market of the LSE, we are subject to the UK City Code on Takeovers and

Mergers (the “City Code”), which is issued and administered by the UK Panel on Takeovers and Mergers (the “Panel”). The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:
•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or
•
who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares, and such persons, or any person acting in concert with him, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by UK law or in our Articles of Association on the right of non-residents to hold or vote shares.
Differences in Corporate Law
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and UK law.
	United Kingdom	Delaware
Appointment and Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors, and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director, and the number of directors shall be fixed by or in the manner provided in the by-laws.

Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

	United Kingdom	Delaware
Vacancies on the Board of Directors
Under UK law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.
Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding nay paid up capital held as treasury shares) can require the directors to call a general meeting, and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings
Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	United Kingdom	Delaware
Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s vote (written or verbal) via another board member.

Preemptive Rights
Under the Companies Act 2006, “equity securities,” being (i) shares in a company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot
Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

	United Kingdom	Delaware
Liability of Directors and Officers
Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or for any criminal proceedings in which he is convicted); and (iii) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

• any transaction from which the director derives an improper personal benefit.

Voting Rights
Under UK law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	United Kingdom	Delaware

paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under UK law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting and entitled to vote. If a poll is demanded, a special resolution is passed if it is approved by shareholders representing not less than 75% of the total voting rights of shareholders who, being entitled to vote, vote in person, by proxy or in advance.

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

• the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

• the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

• the approval of the board of directors; and

• approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

	United Kingdom	Delaware
Standard of Conduct for Directors
Under UK law, a director owes various statutory and fiduciary duties to the company, including:

• to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

• to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

• to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

• to exercise independent judgment;

• to exercise reasonable care, skill and diligence;

• not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

• a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

	United Kingdom	Delaware
Shareholder Actions
Under UK law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders generally or of some of its shareholders, or that an actual or proposed act or omission of the company is or would be so prejudicial.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

• state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

• either (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or (ii) state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Listing
Our ordinary shares trade on the NYSE under the symbol “DEC.” Our ordinary shares are also admitted to listing on the Official List of the United Kingdom Financial Conduct Authority and are admitted to trading on the Main Market of the LSE under the symbol “DEC.”

MATERIAL TAX CONSEQUENCES
The following summary contains a description of certain United Kingdom and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax consequences that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the United Kingdom and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.
Material United Kingdom Tax Consequences
The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding and disposing of the ordinary shares. They are based on current UK tax law and on the current published practice of Her Majesty’s Revenue and Customs (“HMRC”) (which may not be binding on HMRC), as of the date of this prospectus, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain UK tax consequences for holders of ordinary shares who are tax resident in (and only in) the United Kingdom, and in the case of individuals, domiciled in (and only in) the United Kingdom (except where expressly stated otherwise) who are the absolute beneficial owners of the ordinary shares and any dividends paid on them and who hold the ordinary shares as investments (other than in an individual savings account or a self-invested personal pension), and who currently hold their ordinary shares within the system of DTC. They do not address the UK tax consequences which may be relevant to certain classes of shareholders such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with the Company, persons holding their ordinary shares as part of hedging or conversion transactions, shareholders who have (or are deemed to have) acquired their ordinary shares by virtue of an office or employment, and shareholders who are or have been officers or employees of the Company. The statements do not apply to any shareholder who either directly or indirectly holds or controls 10% or more of the Company’s share capital (or class thereof), voting power or profits.
The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, any ordinary shares. Accordingly, prospective subscribers for, or purchasers of, any ordinary shares who are in any doubt as to their tax position regarding the acquisition, ownership or disposition of any ordinary shares or who are subject to tax in a jurisdiction other than the United Kingdom should consult their own tax advisers.
UK taxation of dividends
Withholding tax
The Company will not be required to withhold UK tax at source when paying dividends. The amount of any liability to UK tax on dividends paid by the Company will depend on the individual circumstances of a shareholder.
Individual shareholders
An individual shareholder who is resident for tax purposes in the United Kingdom may, depending on his or her particular circumstances, be subject to UK tax on dividends received from the Company. An individual shareholder who is not resident for tax purposes in the United Kingdom should not be chargeable to UK income tax on dividends received from the Company unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the United Kingdom through a branch or agency to which the ordinary shares are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.
All dividends received by a UK tax resident individual holder of any ordinary shares from the Company or from other sources will form part of the shareholder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £500 (for tax year 2024/2025) of taxable dividend income received by the shareholder in a tax year (the “dividend allowance”). Income within the dividend allowance will be taken into account in determining whether income in excess of the dividend allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the dividend allowance will be taxed at 8.75% to the extent that the excess amount falls within the basic rate tax band, 33.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.
Any U.S. federal withholding tax withheld from the dividend, should, to the extent that such U.S. federal withholding tax does not exceed the withholdable amount assuming that the relevant individual UK shareholder has correctly furnished a valid IRS Form W-8BEN (expected to be 15% of the dividend amount if such individual UK shareholder qualifies for the lower treaty rate under the U.S. - UK double tax treaty), be able to credit the U.S. federal withholding tax against their UK income tax liability on the dividend. Accordingly, for an individual UK shareholder paying income tax on the dividend at the higher or additional dividend tax rates, their overall effective tax charge should equal their UK income tax liability. For other individual UK shareholders, the amount withheld on account of U.S. federal withholding tax may exceed their UK income tax liability, in which case their overall effective charge will be equal to the U.S. tax withheld.
Corporate shareholders
Corporate shareholders which are resident for tax purposes in the United Kingdom should not be subject to UK corporation tax on any dividend received from the Company so long as the dividends qualify for exemption (as is likely) and certain conditions are met (including anti-avoidance conditions). If the conditions for exemption are not met or cease to be satisfied, or such a shareholder elects for an otherwise exempt dividend to be taxable, the shareholder will be subject to UK corporation tax on dividends received from the Company, at the rate of corporation tax applicable to that shareholder (the main rate of UK corporation tax is currently 25% for financial year 2024/2025).
Corporate shareholders who are not resident in the United Kingdom will not generally be subject to UK corporation tax on dividends unless they are carrying on a trade, profession or vocation in the United Kingdom through a permanent establishment in connection with which the ordinary shares are used, held, or acquired.
A shareholder who is resident outside the United Kingdom may be subject to non-UK taxation on dividend income under local law.
UK taxation of capital gains
UK resident shareholders
A disposal or deemed disposal of ordinary shares by an individual or corporate shareholder who is tax resident in the United Kingdom may, depending on the shareholder’s circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.
Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of the ordinary shares less the allowable cost to the shareholder of acquiring any such ordinary shares.
The applicable tax rates for individual shareholders realizing a gain on the disposal of ordinary shares is, broadly, 10% for basic rate taxpayers and 20% for higher and additional rate taxpayers. For corporate shareholders, corporation tax is generally charged on chargeable gains at the rate applicable to the relevant corporate shareholder (the main rate of UK corporation tax is currently 25% for financial year 2024/2025).
Non-UK shareholders
Shareholders who are not resident in the United Kingdom and, in the case of an individual shareholder, not temporarily non-resident, should not be liable for UK tax on capital gains realized on a sale or other disposal of ordinary shares unless (i) such ordinary shares are used, held or acquired for the purposes of a trade, profession or vocation carried on in the United Kingdom through a branch or agency or, in the case of a corporate shareholder, through a permanent establishment or (ii) where certain conditions are met, the Company derives 75% or more of its gross value from UK land. Shareholders who are not resident in the United Kingdom may be subject to non-UK taxation on any gain under local law.

Generally, an individual shareholder who has ceased to be resident in the United Kingdom for UK tax purposes for a period of five years or less and who disposes of any ordinary shares during that period may be liable on their return to the United Kingdom to UK taxation on any capital gain realized (subject to any available exemption or relief).
UK stamp duty (“stamp duty”) and UK stamp duty reserve tax (“SDRT”)
The statements in this paragraph are intended as a general guide to the current position relating to stamp duty and SDRT and apply to any shareholder irrespective of their place of tax residence. Certain categories of person, including intermediaries, brokers, dealers and persons connected with depositary receipt arrangements and clearance services, may not be liable to stamp duty or SDRT or may be liable at a higher rate or may, although not primarily liable for the tax, be required to notify and account for it under the UK Stamp Duty Reserve Tax Regulations 1986.
The following statements apply only to ordinary shares that are registered on the main share register in the United Kingdom. For the avoidance of doubt, the position in relation to ordinary shares that are registered on any overseas branch share register or held through a depositary system or clearance service is not considered other than to the extent expressly set out below. Prospective investors who are in any doubt about their tax position are strongly recommended to consult their own professional advisers.
Issue of shares
As a general rule (and except in relation to depositary receipt systems and clearance services (as to which see below)), no UK stamp duty or SDRT is payable on the issue of the ordinary shares.
Clearance systems and depositary receipt issuers
Transfers of our ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, will generally be subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred unless, in the context of a clearance service, the clearance service has made and maintained an election under section 97A of the UK Finance Act 1986, or a “section 97A election.” It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC. In practice, any liability for stamp duty or SDRT is in general borne by such person depositing the relevant shares in the depositary receipt system or clearance service. UK stamp duty and SDRT will not, however, arise on a transfer of our ordinary shares to a depositary receipt issuer or to a clearance service to the extent that such transfer is an “exempt capital-raising transfer” or an “exempt listing transfer,” as defined in Finance Act 2024.
Transfer of shares
No SDRT should be required to be paid on a paperless transfer of ordinary shares through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ordinary shares are held through DTC at the time of any agreement for their transfer.
No UK stamp duty will in practice be payable on a written instrument transferring an ordinary share provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ordinary share could, depending on the circumstances, attract a charge to UK stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Material United States Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each, as defined below) of the purchase, ownership and disposition of an ordinary share issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed herein. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions and administrative interpretations of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of an ordinary share. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to the description below of the tax consequences of the purchase, ownership and disposition of our ordinary shares.
This discussion is limited to U.S. Holders and Non-U.S. Holders that each hold an ordinary share as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons holding an ordinary share as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, regulated investment companies, mutual funds and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell an ordinary share under the constructive sale provisions of the Code;
•	persons who hold or receive an ordinary share pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities of all the interests of which are held by qualified foreign pension funds; and
•	Non-U.S. Holders who will own directly, indirectly or constructively more than 5% of our ordinary shares.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds an ordinary share, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding an ordinary share and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN ORDINARY SHARE ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Tax Status of Diversified Energy
Pursuant to Section 7874 of the Code, we believe we are and will continue to be treated as a U.S. corporation for all purposes under the Code. As such, the Company is subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and is required to file a U.S. federal income tax return annually with the IRS. The Company is also subject to income tax in the United Kingdom. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. corporation for U.S. federal income tax purposes and the taxation of the Company in the United Kingdom. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income.
Since we will be treated as a U.S. corporation for all purposes under the Code, we will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of an ordinary share that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
Distributions, if any, made on the ordinary shares, generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current or accumulated earnings and profits. Distributions in excess of the Company’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the ordinary shares and thereafter as capital gain from the sale or exchange of such ordinary shares. Dividends received by a corporate U.S. Holder may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sales, Certain Redemptions or Other Taxable Dispositions of Ordinary Shares
Upon the sale, certain redemptions or other taxable dispositions of an ordinary share, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the ordinary shares. Any gain or loss recognized on a taxable disposition of an ordinary share will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period at the time of the sale, redemption or other taxable disposition of the ordinary shares is longer than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Foreign Tax Credit Limitations
As discussed above under “Material United Kingdom Tax Consequences,” a U.S. Holder may be subject to UK tax with respect to its ordinary shares in certain circumstances (e.g., if (i) such ordinary shares are used, held or acquired for the purposes of a trade, profession or vocation carried on in the United Kingdom through a branch or agency or, in the case of a corporate shareholder, through a permanent establishment or (ii) where certain conditions are met, the Company derives 75% or more of its gross value from UK land). For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either U.S. source or foreign source. The status of the Company as a U.S. corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, by virtue of the U.S. source character of a dividend paid by the Company and the foreign tax credit limitation, a foreign tax credit may be unavailable for any UK tax paid on distributions received from the Company. Similarly, to the extent a sale, redemption or other disposition of our ordinary shares by a U.S. Holder results in UK tax payable by the U.S. Holder, a foreign tax credit may be unavailable to the U.S. Holder for such UK tax. In each case, however, the U.S. Holder should be able to take a deduction for the U.S. Holder’s UK tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the United States-United Kingdom income tax treaty is not entirely clear. Each U.S. Holder should consult its tax advisor regarding these rules.
Foreign Currency
The amount of any distributions paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, redemption or other disposition of our ordinary shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder that converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders that use the accrual method of tax accounting. A U.S. Holder that recognizes foreign currency exchange loss with respect to our ordinary shares would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the applicable Treasury Regulations. For individuals and trusts, this loss threshold is $50,000 in any single year. For other types of taxpayers, the thresholds are higher. U.S. Holders should consult their tax advisors regarding the rules concerning foreign currency exchange gain or loss.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of an ordinary share that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
If the Company makes distributions of cash or property on the ordinary shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its ordinary shares, but not below zero. Generally, a distribution that constitutes a return of capital will be subject to U.S. federal withholding tax at a rate of 15% if the Non-U.S. Holders’ ordinary shares constitute a USRPI (as defined below). However, we may elect to withhold at a rate of up to 30% of the entire amount of the distribution, even if the Non-U.S. Holders’ ordinary shares do not constitute a USRPI. For additional information regarding when a Non-U.S. Holder may treat its ownership of the ordinary shares as not constituting a USRPI, see below under the subsection titled “—Sale or Other Taxable Disposition.” However, because a Non-U.S. Holder would not have any U.S. federal income tax liability with respect to a return of capital distribution, a Non-U.S. Holder would be entitled to request a refund of any U.S. federal income tax that is withheld from a return of capital distribution (generally by timely filing a U.S. federal income tax return for the taxable year in which the tax was withheld). Any excess will be treated as capital gain and will be treated as described below under the subsection titled “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of an ordinary share will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for a lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below on information reporting, backup withholding and FATCA (as defined below), a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of an ordinary share unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
our ordinary shares constitute a U.S. real property interest (“USRPI”) because we are (or have been during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period)a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our ordinary shares, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, due to the nature of our assets and operations, the Company believes it is (and will continue to be) a USRPHC under the Code and the ordinary shares constitute (and will continue to constitute) a USRPI. Non-U.S. Holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, such as the ordinary shares, which is required to be collected from any sale or disposition proceeds. Furthermore, such Non-U.S. Holders are subject to U.S. federal income tax (at the regular rates) in respect of any gain on their sale or disposition of the ordinary shares and are required to file a U.S. tax return to report such gain and pay any tax liability that is not satisfied by withholding. Any gain should be determined in U.S. dollars, based on the excess, if any, of the U.S. dollar value of the consideration received over the Non-U.S. Holder’s tax basis in the ordinary shares determined in U.S. dollars under the rules applicable to Non-U.S. Holders. A Non-U.S. Holder may, by filing a U.S. tax return, be able to claim a refund for any withholding tax deducted in excess of the tax liability on any gain. However, if the ordinary shares are considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations), then Non-U.S. Holders will not be subject to the 15% withholding tax on the disposition of their ordinary shares, even if such ordinary shares constitute USRPIs. Moreover, if the ordinary shares are considered “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) and the Non-U.S. Holder actually or constructively owns or owned, at all times during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period, 5% or less of the ordinary shares taking into account applicable constructive ownership rules, such Non-U.S. Holder may treat its ownership of the ordinary shares as not constituting a USRPI and will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the ordinary shares or U.S. tax return filing requirements. The Company expects the ordinary shares to be treated as “regularly traded on an established securities market” (within the meaning of the Treasury Regulations) so long as the ordinary shares are listed on the NYSE and regularly quoted by brokers or dealers making a market in such ordinary shares.
Non-U.S. Holders should consult their tax advisors regarding tax consequences of our treatment as a USRPHC and regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of distributions on the ordinary shares and the proceeds of a sale of an ordinary share paid to a U.S. Holder unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. Holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of dividends on the ordinary shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our ordinary shares paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our ordinary shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our ordinary shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our ordinary shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our ordinary shares. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, including our ordinary shares, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our ordinary shares.

PLAN OF DISTRIBUTION
We are registering the ordinary shares held by the selling shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of our ordinary shares.
The term “selling shareholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our ordinary shares or any other stock exchange, market or trading facility on which our ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	distribution to employees, members, limited partners or stockholders of the selling shareholder;
•	in transactions through broker dealers that agree with the selling shareholder to sell a specified number of such ordinary shares at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling shareholder may also sell the ordinary shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
In addition, a selling shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of our ordinary shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, (“FINRA”), Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The selling shareholder may also sell our ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated immediately prior to the sale.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses incurred by us incident to the registration of our ordinary shares. We and the selling shareholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our ordinary shares may not simultaneously engage in market making activities with respect to our ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our ordinary shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

EXPENSES OF THE OFFERING
We estimate that our expenses in connection with this offering will be as follows:
Expenses	Amount
SEC registration fee	$4,608.83
NYSE listing fee	$31,347.41
Transfer agent’s fee	$15,000
Printing expenses	$50,000
Legal fees and expenses	$250,000
Accounting fees and expenses	$100,000
Miscellaneous costs	$150,000
Total	$600,955.74
All amounts in the table are estimates except the SEC registration fee and the NYSE listing fee. We will pay up to $150,000 of the expenses of this offering; provided that we will not be responsible for legal fees and expenses incurred by any underwriters or the selling shareholder, including any underwriting fees, discounts and selling commissions, transfer taxes allocable to the sale of the shares in this offering and all fees and disbursements of counsel for the underwriters or the selling shareholder.

LEGAL MATTERS
Certain legal matters of U.S. federal law will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. The validity of our ordinary shares and certain other matters of UK law will be passed upon for us by Latham & Watkins (London) LLP (UK).

EXPERTS
Independent Registered Public Accounting Firm
The financial statements of Diversified Energy Company PLC incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical statement of revenues and direct operating expenses for the natural gas and oil properties of OCM Denali Holdings, Inc. for the year ended December 31, 2023 incorporated by reference in this prospectus by reference to Exhibit 99.2 of Diversified Energy Company PLC’s Report on Form 6-K, dated August 20, 2024, has been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the basis of presentation as described in Note 1 to the statement) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The current address of PricewaterhouseCoopers LLP is 569 Brookwood Village, Suite 851, Birmingham, Alabama, 35209.
Independent Petroleum Engineers
The letter report, included as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2023, of Netherland, Sewell & Associates, Inc., independent consulting petroleum engineers, and information with respect to our natural gas, oil and NGL reserves derived from such report, have been referred to and incorporated in this prospectus upon the authority of such firm as experts with respect to such matters covered in such report and in giving such report. The current address of Netherland, Sewell & Associates, Inc. is 2100 Ross Avenue, Suite 2200, Dallas, Texas 75201.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated and currently existing under the laws of the United Kingdom. In addition, certain of our directors and officers reside outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of the United Kingdom would:
•
recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the United Kingdom against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Latham & Watkins LLP that there is currently no treaty between (i) the United States and (ii) the United Kingdom providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in the United Kingdom. We have also been advised by Latham & Watkins LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of the United Kingdom as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•	the relevant U.S. court had jurisdiction over the original proceedings according to UK conflicts of laws principles at the time when proceedings were initiated;
•
the UK courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;
•
the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that a UK court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;
•	recognition or enforcement of the judgment in the United Kingdom would not be contrary to public policy or the Human Rights Act 1998;
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;
•
the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of a UK court or the court of another jurisdiction on the issues in question between the same parties; and
•	the UK enforcement proceedings were commenced within the limitation period.
Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in the United Kingdom judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in the United Kingdom.
If a UK court gives judgment for the sum payable under a U.S. judgment, the UK judgment will be enforceable by methods generally available for this purpose. These methods generally permit the UK court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain a UK judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in the UK unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-1 regarding the securities being offered pursuant to this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may wish to review the full registration statement, including its exhibits.
We are subject to the information requirements of the Exchange Act, and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, at www.sec.gov. We also make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.div.energy. The information contained on, or that can be accessed from, our website does not form part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to furnish or make available to our stockholders annual reports containing our audited financial statements and reports containing our unaudited interim financial information for the first six months of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file or furnish with the SEC. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.
This prospectus incorporates by reference the following:
•	the following sections included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024:
•	“Strategic Report—Geographic Operating Areas”;
•	“Strategic Report—Key Performance Indicators—Our Business”;
•	“Strategic Report—Sustainability—Our Employees”;
•	“Strategic Report—Financial Review”;
•	“Strategic Report—Risk Management Framework”;
•	“Strategic Report—Risk Factors”;
•	“Strategic Report—Viability and Going Concern”;
•	“Corporate Governance—The Chairman’s Governance Statement” through “Corporate Governance—Remuneration at a Glance”;
•	“Group Financial Statements”; and
•	“Additional Information (Unaudited)—Officers and Professional Advisors” through “Additional Information (Unaudited)—Glossary of Terms”;
•	Exhibit 99.3 included in our Report on Form 6-K furnished to the SEC on August 15, 2024;
•	our Report on Form 6-K furnished to the SEC on August 20, 2024; and
•	the description of our ordinary shares contained in our registration statement on Form 20-F filed with the SEC on November 16, 2023, as amended on December 8, 2023.
We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investor Resources” section of our website at www.div.energy. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:
Diversified Energy Company PLC
1600 Corporate Drive
Birmingham, Alabama 35242
Telephone: (205) 408-0909
Attention: Investor Relations

2,249,650 Ordinary Shares

PROSPECTUS